                                                                    Exhibit 10.3

                       MASTER ANTENNA SITE LEASE NO. ____

================================================================================

LESSOR:  Pinnacle Towers Inc.         LESSEE:  Teletouch Communications, Inc.
         Third Floor                           110 North College Street,
         1549 Ringling Boulevard               Suite 200
         Sarasota, Florida 34236               Tyler, Texas 75702

================================================================================

         This Master Tower Site Lease ( the "Lease") is entered pursuant to a Contract of Sale dated December 31, 1997, between Lessor and Lessee (the "Purchase Agreement"). Capitalized terms used but not defined in this Lease have the meanings ascribed to them in the Purchase Agreement. Lessee acknowledges and agrees that Lessee's entering into and performing under this Lease is a material inducement to Lessor's purchase of the Property under the Purchase Agreement.

         Lessor operates the antenna site(s) described in the Antenna Site Lease Schedule(s) executed and delivered by Lessor and Lessee pursuant to this Lease from time to time (each a "Schedule" and, collectively, the "Schedules"). Lessor desires to lease to Lessee and Lessee desires to lease from Lessor certain space at the site for the continuing operation of Lessee's equipment which is currently installed and equipment which may be installed in the future on the terms set forth in the Schedule(s) and herein. If the terms of a Schedule conflict with this Lease, the Schedule shall control.

         1. Leased Premises. Lessor hereby leases to Lessee space at the site as specified and described in a Schedule. If a Schedule provides that Lessee's equipment will be connected to a multiplexer, Lessee shall be responsible for all costs of multiplexer modules and other equipment required for the connection.

         2.       Term.

                  (a) The initial term and, if applicable, renewal terms of this Lease for any antenna system shall be for a period of ten (10) years beginning on the date of execution of this Lease. Provided Lessee is not in default, the lease term may, by mutual agreement, be renewed for one or more five-year terms, at a rental rate to be mutually agreed upon.

                  (b) If Lessee holds over the leased premises after the final term of this Lease, then this Lease shall revert to a month-to-month term, and rent shall be 150% of the rent for the last month of the preceding term. Lessor shall have the right during such month-to-month term to terminate this Lease without cause upon thirty (30) days notice to Lessee.

         3.       Rent.

                  (a) Lessee shall pay rent at the rate of $48,140.50 per month. Such rental rate shall increase by 1.5% on each of the first four annual anniversary dates of this Lease, and by 2.5% on each of the fifth through ninth anniversary dates of this Lease. Rent for any fractional month at the beginning or end of a term shall be prorated. Monthly rent as specified above applies to the cumulative equipment currently in operation by Lessee at the twenty sites to be acquired by Lessor pursuant to the Purchase Agreement.

                  (b) Lessee shall pay rent by electronic transfer or direct to Lessor's lockbox account at Pinnacle Towers Inc., P.O. Box 550094, Tampa, FL 33655-0094 no later than the first day of each calendar month with respect to which it is payable. If payment is not received by the 10th of any month, Lessor has the option to charge a late fee equal to the greater of $25 or 12% per month of the amount due.

                  (c) Any security deposit required by this Lease will be held in a non-interest bearing account and shall be returned to Lessee thirty (30) days following the conclusion of the lease term of the Schedule, provided Lessee is not in default.

                  (d) Lessee shall pay all sales or use taxes applicable to rent payable under this Lease or as a direct result of Lessee's equipment being located on the leased premises.

         4.       Installation.

                  (a) Lessor and Lessee acknowledge that Lessee currently has certain equipment installed at the sites, which equipment is subject to the terms of this Lease. Additionally, Lessor acknowledges that Lessee may wish to install additional equipment at the sites in the future.

                  (b) Lessee shall install and operate only the equipment currently in place on the leased premises and identified in the Schedules, and the cost of Lessee's installation and licensing fees shall be borne solely by Lessee. Lessee shall comply with all site rules and standards contained in Exhibit A to this Lease with respect to any equipment that Lessor subsequently agrees may be added to

                                  Exhibit "D"
the Schedules, but will not be required to so comply with respect to the equipment currently in place on the leased premises and identified in the Schedules on the date of this Lease unless the tower whereupon the equipment is located is subsequently upgraded or replaced by Lessor.

                  (c) During installation of any later approved equipment, Lessee shall not cause interference of any kind to the activities of Lessor or lessees on the site. If such interference is caused by Lessee and cannot be reduced to levels reasonably acceptable to Lessor, Lessee shall immediately halt all installation work, and Lessor may elect to terminate this Lease by giving Lessee ten (10) days written notice.

                  (d) Lessee represents that: (I) Lessee's current and future equipment and the operation and use thereof materially complies and will comply with all applicable law, and (II) all equipment has received all approvals of governmental authorities required in connection with ownership thereof and have been operated and maintained in accordance with applicable law.

         5.       Uses of Leased Premises.

                  (a) Lessee shall use the leased premises and conduct its communications operations in compliance with the terms of its FCC license and applicable regulations imposed by any other governmental agency. Lessee shall, if requested, provide Lessor with copies of such permits.

                  (b) Lessee shall have a non-exclusive right to access the leased premises twenty-four (24) hours a day, 365 days a year for its employees, agents, or representatives as designated. In accordance with procedures in Exhibit A, Lessee will be issued a key, key card, and/ or access code to unlock the gate and transmitter room for maintenance purposes. This key may not be duplicated, loaned, or transferred to any other entity. If this key or keycard is lost or the integrity of security is breached by Lessee, Lessee will bear the expense for Lessor to re-tool the locks, reprogram the security system, and provide new keys and/or keycards for all authorized persons. Lessee shall provide Lessor the name of Lessee's custodian of the key or keycard; should the custodian change, Lessee shall notify Lessor, in writing, of the new custodian's identity within twenty-four (24) hours.

                  (c) Before performing any installation or maintenance work at a site (other than emergency and routine maintenance work), Lessee shall notify Lessor and obtain Lessor's approval of the work to be performed and the persons to perform the work with such approval not to be unreasonably withheld or delayed. All contractors and subcontractors of Lessee who perform any services on the leased premises must be approved by Lessor in advance with said approval not to be unreasonably withheld or delayed and must hold all licenses necessary for the work being performed. Lessee shall maintain a log of the entry and exit of its employees and agents and shall make the log available to Lessor upon request.

                  (d) Lessee shall not bring onto the site any Hazardous Materials in violation of any environmental law.

                  (e) Lessee shall not cause interference of any kind to the operations of the Lessor or other lessees of space at the towers on the leased premises in excess of levels permitted by the FCC. However, to the extent that the Lessee does not cause interference with current lessees, Lessee shall not be required to make modifications with respect to those lessees. If Lessee is notified that its operations are causing objectionable interference, Lessee shall promptly undertake all necessary steps to determine the cause of and eliminate such interference. If the interference continues for a period in excess of forty-eight (48) hours following notification, Lessor shall have the right to cause Lessee to cease operating the offending equipment or to reduce the power sufficiently to remove the interference until the condition can be remedied. Lessee shall continue to be obligated to pay rent, and Lessor shall not be held liable for any damages or loss of revenues. If Lessee is required to discontinue its operation under this section for a period of sixty (60) days, and provided Lessee has diligently pursued all reasonable cures and is unable to eliminate the interference, then Lessee shall have the right to terminate this Lease. Provided Lessee's equipment is operating properly, if the operations of any equipment installed after Lessee's equipment cause objectionable interference to Lessee's operation, then Lessor shall require the interfering lessee to remedy the interference and bear the costs thereof.

                  (f) Lessee understands that it is the intention of Lessor to accommodate as many users as possible at its sites. Lessee shall cooperate, at no cost to Lessee, with Lessor in rescheduling its transmitting activities, reducing power, or interrupting its activities for limited periods of time in order to permit the safe installation of new equipment or new facilities at the site or to permit repairs to facilities of any user of the site or to the site or related facilities.

                  (g) Lessor makes no guaranty or warranty, including any implied warranty of merchantability or fitness for a particular use. Lessee has examined the leased premises and determined that they are suitable for its purposes.

         6. Utilities. In addition to all rental amounts required hereunder, Lessee shall pay to Landlord the sum of $2,936.00 per month for utility costs incurred by Lessor, and shall not be responsible for utility costs incurred by Lessor in excess of $2,936.00 per month. Lessee shall also pay all installation costs for electrical power feeds, phone lines, and other utility installation for Lessee's equipment.

         7.       Insurance.  Requirements are set forth in Exhibit B.

         8.       Maintenance of Site.

                  (a) Lessor shall maintain the site(s) in good repair, ordinary wear and tear excepted, and in compliance with applicable sections of Part 17 of the FCC's rules pertaining to lighting, marking, inspection, and maintenance. In cases where such FCC regulations require the painting of Lessee's feedlines, Lessee hereby consents to such painting at Lessor's expense.

                  (b) Lessee shall maintain its equipment in accordance with standards of good engineering practice to assure that it conforms with the site standards in Exhibit A and shall at the conclusion of a Schedule surrender possession of the leased premises to Lessor in the same condition they were at the commencement of the Schedule, ordinary wear and tear excepted.

         9.       Alteration by Lessee.

                  (a) Lessee may not make improvements or alterations to the tower(s), building(s), or any portion of the leased premises without the expressed written permission of Lessor. Any such improvements that are approved by Lessor and made by Lessee shall become the property of Lessor upon termination or expiration of this Lease.

                  (b) Notwithstanding Section 9(a) above, Lessee may make changes and alterations in its equipment provided that (i) such changes or alterations conform with standards of good engineering practice and the provisions of Section 5, (ii) plans and specifications are first submitted to and approved in writing by Lessor (such approval not to be unreasonably withheld or delayed using customary commercial standards), and (iii) any proposed changes or alterations do not materially increase the "wind loading" of the tower. Upon Lessor's reasonable request, Lessee will provide an independent professional analysis of Awind loading@ and stress to determine any changes that equipment replacements or alterations would cause.


         10.      Site Damage; Damage to Lessee's Equipment; Service
Interruption.

                  (a) If a site is fully or partially destroyed or damaged, Lessor, at its option, may elect to terminate a Schedule upon ten (10) days written notice to the Lessee. In this event, Lessee shall owe rent only up to the date on which Lessee was unable to conduct its normal operations solely due to the damage or destruction of the site.

                  (b) Lessor, at its option, may elect to repair or rebuild the site, in which case, the Schedules shall remain in force. Lessor will provide Lessee at least thirty (30) days notice thereof, and any such project shall be completed within one hundred eighty (180) days after the date of damage or destruction. If reconstruction or repair cannot reasonably be undertaken without dismantling Lessee's antenna, then Lessor may remove Lessee's antenna and interrupt Lessee's operations, thereafter replacing the antenna as soon as reasonably possible. Lessee shall be entitled to a pro rata abatement of rent for the time it is unable to conduct its normal operations as a result of such total or partial destruction or damage or need of repair. Lessee shall also be entitled to a pro rata abatement of rent, if Lessor does not repair or rebuild the site in accordance with the terms hereof, in an amount for the damaged location calculated in accordance with the allocation set forth on the attached Exhibit C.

                  (c) Under no circumstances whatsoever shall Lessor be responsible for damage to or loss of Lessee's equipment, or for financial loss due to business interruption, unless by Lessor's negligence or willful misconduct.

                  (d) Lessor shall incur no liability to Lessee for failure to furnish space and/or electrical power if prevented by war, fires, accidents, acts of God, or other causes beyond its reasonable control. During such period, Lessee shall be entitled only to a pro rata abatement of rent for the time it is unable to conduct substantially normal operations as a result of such circumstances, except that Lessee shall not be entitled to any abatement for outages of less than twenty-four (24) hours consecutive duration.

         11. Eminent Domain. If the land or leased premises (or any material part thereof) upon which a tower, foundation, or building is located are acquired or condemned under the power of eminent domain, whether by public authority, public utility, or otherwise, then the applicable Schedule shall terminate as of the date of the acquisition. Lessor shall be entitled to the entire amount of any condemnation award, and Lessee shall be entitled to make claim for and retain a condemnation award based on and attributable to the expense and damage of removing its fixtures.

         12. Indemnification by Lessee. Lessee shall indemnify, hold harmless, and defend Lessor for and against any and all liabilities, claims, demands, suits, damages, actions, recoveries, judgments, and expenses (including court costs, reasonable attorneys' fees, and costs of investigation) resulting from: (a) a breach by Lessee of any provision contained herein or any agreement executed pursuant hereto; and (b) injuries to or death of any person or any damage to property or loss of revenues due to discontinuance of operations at the leased premises resulting from, or that is claimed to result from or arise out of any act or omission of Lessee or its contractors, subcontractors, agents, or representatives in or around the leased premises or any breach of this Lease by Lessee, except to the extent such liabilities are directly caused by the willful misconduct or gross negligence of Lessor.

         13. Indemnification by Lessor. Lessor shall indemnify, hold harmless, and defend Lessee for and against any and all liabilities, claims, demands, suits, damages, actions, recoveries, judgments, and expenses (including court costs, reasonable attorneys' fees, and costs of investigation) resulting from: (a) a breach by Lessor of any provision contained herein or any agreement executed pursuant hereto; and (b) injuries to or death of any person or any damage to property or loss of revenues due to discontinuance of operations at the leased premises resulting from, or that is claimed to result from or arise out of any act or omission of Lessor or its contractors, subcontractors, agents, or representatives in or around the leased premises or any breach of this Lease by Lessor, except to the extent such liabilities are directly caused by the willful misconduct or gross negligence of Lessee.

         14. Assignment. Lessee shall not assign, mortgage, or encumber this Lease and shall not sublet or permit the leased premises or any part thereof to be used by others without the express written approval of Lessor, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, Lessor's consent shall not be required in the event Lessee assigns this Lease to a purchaser of all or substantially all assets of Lessee. No sublease or authorized use by others shall relieve Lessee of its obligations under this Lease. Lessor may assign, mortgage, or encumber its rights under this Lease at any time.

         15.      Default by Lessee. If Lessee fails to make payments within ten
(10) days of date due and such failure continues for five (5) days after written notice from Lessor, Lessee is adjudged bankrupt or insolvent, makes a transfer in fraud of creditors, makes an arrangement for the benefit of creditors; institutes voluntary bankruptcy or insolvency proceedings or consents to the filing of a bankruptcy or insolvency proceeding or files a petition or answer or consent seeking reorganization or liquidation under any bankruptcy or similar laws; a receiver or trustee is appointed for substantially all of the assets of Lessee or for Lessee's leasehold interest in this Lease, or; any representation, warranty, or covenant of Lessee herein is untrue, false, or misleading at any time; or Lessee fails to comply with any other term of this Lease after receipt of written notice from Lessor, and does not cure such other failure within thirty (30) days of such written notice, or does not commence to cure within thirty (30) days and complete such cure within ninety (90) days of such written notice (each an "Event of Default"); then Lessor shall have the option to terminate this Lease or any or all Schedules, in which event Lessee shall surrender possession of the leased premises within ten (10) days, or to pursue any other remedy available to Lessor under this Lease or otherwise provided by law or equity. Lessor may also apply any or all of the deposit or prepaid rent to cure a default. Upon an Event of Default, Lessee shall pay Lessor the sum of:
(a) the unpaid rent and other amounts payable hereunder through the date of such Event of Default; (b) the cost of repairing, altering, or otherwise putting the leased premises into condition acceptable to a new lessee or lessees; (c) all expenses incurred by Lessor in enforcing its remedies, including reasonable attorneys' fees and court costs; (d) any other damages or relief Lessor may be entitled to at law or in equity. Lessee shall be liable for all expenses incurred by Lessor for recovery, and repossession by Lessor, which actions shall not affect the obligations of Lessee for the unexpired term of this Lease unless Lessor terminates this Lease.

         16. Default by Lessor. Upon the occurrence of any act or omission by Lessor that would give Lessee the right to damages or the right to terminate a Schedule or this Lease, Lessee shall not sue for damages or exercise any right to terminate this Lease or a Schedule until it gives Lessor and any mortgagee (the existence of which Lessor notifies Lessee in writing) of this Lease notice in writing of the act or omission and a reasonable time (which shall not be less than thirty [30] days) to remedy such act or omission.

         17. Removal of Lessee's Equipment. At the termination of a Schedule, provided Lessee is not in default, Lessee shall have one hundred eighty (180) days to remove its equipment in accordance with Lessor's designation of the order of removal, but such removal shall be within thirty
(30) days if Lessee defaults in any rent payment. Lessee shall pay all costs in connection with the removal.

         18. Subordination. This Lease is and shall be subject and subordinate to all mortgages that may now or hereafter affect the leased premises and to all renewals, modifications, consolidations, replacements, and extensions thereof; provided, however, as a condition precedent to any such subordination, the party secured by such instrument shall covenant for itself and any purchaser at foreclosure not to disturb Lessee's quiet enjoyment so long as Lessee is not in default hereunder. This subordination shall be self-operative and no further instrument of subordination shall be required by any mortgagee. However, upon written request from Lessor, Lessee shall execute a certificate confirming such subordination.

         19. Liens. Lessee shall not suffer or permit any liens to stand against the leased premises or any part thereof by reason of any work, labor, service, or materials done for, or supplied for, or supplied to or claimed to have been done for, or supplied to, Lessee or anyone holding Lessee's property or any part thereof through or under Lessee ("Mechanics' Liens"). If any Mechanics' Lien shall at any time be filed against the leased premises, Lessee shall cause it to be discharged of record within thirty (30) days after the date of filing by either payment, deposit, or bond. If Lessee fails to discharge any such Mechanics' Lien within such period, then, in addition to any other right or remedy of Lessor, Lessor may, but shall not be obligated to, procure the discharge of the Mechanics' Lien. All amounts incurred by Lessor, including reasonable attorneys' fees, in procuring the discharge of such Mechanics' Lien, together with interest thereon at 12% per annum from the date of incurrence, shall become due and payable immediately by Lessee to Lessor.

         20.      Estoppel Certificates. At any time, but not with less than ten
(10) days prior written notice, Lessee shall execute, acknowledge, and deliver to Lessor a statement in writing certifying, if true, that this Lease and applicable Schedule(s) are unmodified and in full force and effect (or, if there have been any modifications, that the Lease is in full force and effect as modified and stating the modifications), and the dates to which rent and other charges, if any, have been paid in advance.

         21. Site Relocation. If Lessor reasonably determines that it is not
             ---------------
able to continue to lease any site to Lessee due to any title defect or condition that existed or arose before the date hereof, then if Lessor locates another site within a 5 mile radius of the subject site, Lessee shall be obligated to relocate to such replacement site, at its cost and expense. Notwithstanding the foregoing sentence, Lessee shall be obligated to pay all rent allocable to the Mexia Site and Temple Site (as hereinafter defined) whether or not Lessor locates a replacement site for the Lessee upon the occurrence of the following: (1) Lessor reasonably determines that it is not able to lease to the Lessee the Mexia Site identified as Site No. 4170 in the Purchase Agreement (the "Mexia Site") due to tax suits and or judgments which are currently outstanding against the Mexia Site, or (2) Lessor reasonably determines it is not able to lease to the Lessee the Temple Site identified as Site No. 4120 in the Purchase Agreement (the "Temple Site") due to the fact that there is no building permit or variance for the Temple Site for the improvements as they currently exist. For the preceding sentence, Lessor agrees to use reasonable efforts to locate a replacement site within a five (5) mile radius of the subject site, but Lessor shall determine in its sole discretion if it is economically feasible for Lessor to obtain a replacement site.

         22. Miscellaneous.
             -------------
             (a) The remedies provided herein shall be cumulative and shall not preclude the assertion by any party hereto of any other rights or the seeking of any other remedies against the other parties hereto.
             (b) Should Lessor permit a continuing default by Lessee under this Lease, the obligations of Lessee hereunder shall continue, and such permissive default shall not be construed as a renewal of the term hereof nor as a waiver of any of the rights of Lessor or obligations of Lessee hereunder.
             (c) In addition to the other remedies in this Lease, and anything contained herein to the contrary notwithstanding, Lessor shall be entitled to specific performance or injunctive relief of any violation or attempted or threatened violation of this Lease by Lessee without the necessity to post a bond.
             (d) This Lease may be executed in counterparts, and any number of counterparts signed in the aggregate by the parties will constitute a single, original instrument.
             (e) This Lease, including the exhibits, schedules, lists and other documents referred to herein, contain the entire understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, warranties, covenants, or understandings other than expressly set forth herein or therein. This Lease supersedes all prior agreements and understandings between the parties with respect to its subject matter. No modification of this Lease shall be effective unless contained in a writing signed, dated and fully witnessed by the authorized representative of both parties.
             (f) All notices, requests, claims, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally by FAX, by courier or mailed (certified mail, postage prepaid, return receipt requested) to Lessor at the address shown herein and to Lessee at the address shown on a Schedule or to such other address as any party may have furnished to the other in writing in accordance with this provision.
             (g) This Lease shall be governed by, construed and enforced in accordance with the laws of the State of Texas without regard to its conflict of laws rules.
             (h) Each party hereby waives any right of recovery against the other for injury or loss due to hazards covered by insurance or required to be covered, to the extent of the injury or loss covered thereby. Any policy of insurance to be provided by Lessee or Lessor pursuant to this Lease shall contain a clause denying the applicable insurer any right of subrogation against the other party.

             IN WITNESS THEREOF, this Lease has been duly executed and delivered by Lessor and Lessee on the date indicated below.



                                              LESSOR:



                                              PINNACLE TOWERS INC.,
                                              a Delaware corporation



WITNESS:                                      By:
        ------------------------------           -------------------------------
                                                 Name:
                                                      --------------------------
                                                 Title:
                                                       -------------------------


WITNESS:                                      DATE:  January 26, 1998
        ------------------------------

                                              LESSEE:



                                              TELETOUCH COMMUNICATIONS, INC.,

                                              a Delaware corporation



WITNESS:                                      By:
        ------------------------------           -------------------------------
                                              Name: Robert M. McMurrey
                                              Title: Chairman and Chief
                                                     Executive Officer


WITNESS:                                      DATE: January 26, 1998
        ------------------------------

                                   EXHIBIT A
                                      to
               PINNACLE TOWERS INC. MASTER ANTENNA SITE LEASE #

  ANTENNA SITE STANDARDS APPLICABLE TO ANTENNA ADDED OR RELOCATED AFTER THE
  -------------------------------------------------------------------------
                              INITIAL LEASE DATE
                              ------------------

1.       Purpose: In order to minimize interference to every Lessee's operations
         -------
and equipment, and to maintain good engineering practice, the following installation and maintenance standards are being established and may be amended by Lessor when deemed necessary.

2.       Pre-Installation Standards: Prior to any installation, Lessee must
         --------------------------
provide Lessor with complete plans for approval, including list of proposed equipment and subcontractors, and no work may be performed until approval has been given and all criteria has been met, which approval shall not be unreasonably withheld or delayed. All equipment must be placed in approved locations only, and any changes must be approved by Lessor before the installation begins. The Lessor or its representative shall be on-site during major work on the tower. Lessee must notify the Lessor at least five (5) days in advance of any installation work. Following initial installation, routine maintenance work to Lessee's equipment may be performed without prior notice.

3.       Installation:
         ------------
         (a) The following minimum protective devices must be properly installed:
                  (1) Lightning arrestor in feedline at wall feedthru plate for all non-broadcast antennas.
                  (2)      Surge protectors in any AC & phone line circuit.
                  (3)      Transmitter RF shielding kit if applicable.
                  (4)      Isolator and harmonic filter.
                  (5)      Duplexer or cavity bandpass filter.

         (b) All transmitters, duplexers, isolators, multicouplers, etc. must be housed in a metal cabinet or rack-mounted.
         (c) All transmission lines entering the building must be 2@ Heliax/Wellflex or better via a wall feedthru plate, terminating in a properly installed lightning arrestor with an ID tag on both ends of the line.
         (d) Solid outer shield cable such as Superflex or Heliax/Wellflex must be used for all intercabling outside the cabinet. The use of braided RF cable (eg; RG8) will NOT be permitted outside the cabinet to minimize RF leakage which could cause interference.
         (e) All antenna, power and phone cables shall be routed to the base station in a neat manner using routes provided for that purpose. All phone lines shall use shielded cable properly grounded.
         (f) All stations are to obtain power from the power panel and/or AC receptacle provided for their specific use.
         (g) All RF equipment cabinets must be grounded to the site ground system using copper strap or ribbon cable with cadweld or silver solder connections.
         (h) All antenna lines shall be electrically bonded to the tower at the antenna and at the bottom of the tower using grounding kits installed per manufacturer's specifications, and all antenna brackets must be pre-approved.
         (i) All equipment cabinets shall be identified with a typed label under plastic on which the Lessee's name, address and 24-hour phone number must be listed, in addition to a copy of Lessee's FCC license.
         (j) Monitor speakers shall be disabled except when maintenance is being performed.
         (k) All antenna lines will be tagged within twelve (12) inches of the antenna, at the entrance to the building, at the repeater or base station cabinet, and/or at the multicoupler/combiner ports.
         (l) No drilling, welding or alteration of the tower is permitted for any reason.
         (m) All ferrous metals located outside of the building or on the tower shall be either stainless steel or hot-dipped galvanized, not plated.
         (n) Painted towers will require the painting of feedline by the Lessee prior to or before completion of the install.

4.       General: Lessee must comply with any applicable instructions regarding
         -------
         any site security system.
         (a) Gates shall remain closed at all times unless entering or exiting the premises. When leaving the building, ensure that all doors are locked and the security system is armed.
         (b) Any tower elevator may be used only after receiving proper instruction on its use, signing a waiver and receiving authorization from the Lessor.
         (c) This lease does not guarantee parking space. If space is available, park only in the designated areas. Do not park so as to block any ingress or egress except as may be necessary to load or unload equipment. Parking is for temporary use while working at the site.
         (d) Do not adjust or tamper with the thermostats or HVAC systems. Access to the building roof is restricted to authorized maintenance personnel.

                                   EXHIBIT B
                                      to
               PINNACLE TOWERS INC. MASTER ANTENNA SITE LEASE #



       INSURANCE FOR LESSEE AND LESSEE'S CONTRACTORS AND SUBCONTRACTORS
       ----------------------------------------------------------------



Lessee, its contractors and subcontractors, will provide certificates of insurance with Lessor named as "additionally insured" on policies except workers compensation showing the insurance in force with a thirty (30) days day notice of cancellation, non-renewal or material change. Certificate must be site specific. In addition, it is the Lessee's responsibility to communicate to Lessor, forty eight (48) hours in advance, when any work (other than routine and emergency work) will be taking place at tower site. Coverage for contractors and subcontractors are as follows:

Lessee will require contractors working on the leased site in the capacity of General Site Maintenance limited to:
         (a) Grounds and vegetation maintenance and installation not requiring heavy equipment.
         (b) Minor repairs and installations to existing facilities (locks, plumbing, fencing, air conditioning, etc.) will carry an umbrella / excess liability in excess of the business automobile, commercial general liability and workers compensation of a minimum of:

                           Each occurrence limit          $1,000,000.00
                           General aggregate limit        $1,000,000.00

Lessee will for itself, and will require contractors working at the tower site only but not on the tower itself, excluding the above functions to, carry an umbrella / excess liability in excess of the business automobile, commercial general liability and workers compensation with minimum limits of:
                           Each occurrence limit          $3,000,000.00
                           General aggregate limit        $3,000,000.00

Lessee will for itself, and will require contractors working at the tower site in any capacity which requires climbing the tower itself to, carry an umbrella/excess liability in excess of the business automobile, commercial general liability and workers compensation of a minimum of:

                           Each occurrence limit          $5,000,000.00
                           General aggregate limit        $5,000,000.00

The Lessee and Lessee's representatives, contractors and independent contractors, are not related to the Lessor other than by this lease of space at the site.

Insurance: Before commencement of any lease term under the schedule, Lessee, its contractors and subcontractors operations shall procure and maintain insurance coverage covering all of Lessee's, its contractors and subcontractors operations and activities in, upon or in conjunction with the leased premise. The insurance shall be provided in companies legally qualified to transact business in the State where the site is located in companies with an AM Best Rating of A-: VIII or greater with the following minimum limits.

Property: Lessee is responsible for insuring for all loss or damage to their property or the property of others for which they are responsible including loss of use or business interruption. Lessor assumes no responsibility for damage occurring to Lessee's, Lessee's contractors and / or subcontractors real, personal property and / or business interruption regardless of location.

Business Automobile Liability: Bodily Injury and Property Damage Liability or owned, hired and non-owned vehicles:

                           Combined Single Limit            $1,000,000.00
                                      to
               PINNACLE TOWERS INC. MASTER ANTENNA SITE LEASE #

         INSURANCE FOR LESSEE LESSEE'S CONTRACTORS AND SUBCONTRACTORS
         ------------------------------------------------------------

Commercial General Liability: Including but not limited to bodily injury liability, property damage liability, products and completed operations liability, broad form property damage liability and personal injury liability:

            Policy Form                                          Occurrence
            General Aggregate Limit                              $1,000,000.00
            Products & Completed Operations Limit                $1,000,000.00
            Personal Injury & Advertising Injury Limit           $1,000,000.00
            Each Occurrence Limit                                $1,000,000.00
            Fire Damage Limit                                    $   50,000.00
            Medical Expense Limit                                $    5,000.00


Workers Compensation:
            Requirements for the State of the site location      Statutory
            Employers Liability
            Limit each accident                                  $  100,000.00
            Limit disease aggregate                              $  500,000.00
            Limit disease each employee                          $  100,000.00

     Lessor shall be added as an additional insured on Lessee's policies except workers compensation. A certificate of insurance naming the Lessor as an additional insured and showing the insurance in force shall be delivered to the Lessor with a thirty (30) day notice of cancellation, non-renewal or material change. Lessee agrees that the insurance coverage's outlined above may be maintained pursuant to master policies of insurance covering the specific site locations but requires that limits shall not be reduced at the Lessor's site by activities at the Lessee's other sites or operations. Limits of coverage are named site specific.

                                   EXHIBIT C
                           PER SITE RENT ALLOCATION

                            Transmitter Allocation
                           Teletouch Communications

                     [This page intentionally left blank.]

                    ANTENNA TOWER SITE LEASE SCHEDULE NO. :
                            MASTER SITE LEASE NO.:
                               Lease Reference:
                                Page (1) of (2)


This Antenna Site Lease Schedule is an integral part of the Master Antenna Site Lease referred to above, the terms of which are hereby incorporated herein. If there is a conflict between the terms of this Schedule and the Lease, this Schedule shall prevail.


LESSOR:  Name:                      Pinnacle Towers Inc.
                  Address:          1549 Ringling Boulevard, Third Floor
                  City/State/Zip:   Sarasota, FL 34236
                  Phone:            941/364-8886     Fax:  941/364-8761

LESSEE:           Name:             Teletouch Communications, Inc.
                                    110 North College Street, Suite 200
                                    Tyler, Texas 75702

                  Phone:
                  Contact(s):
                  Fax:
                  Entity Type:      Business Type:


SITE:             Name:
                  Address:
                  City/State:
                  Coordinates:

Lessee shall be solely liable for all utility costs relating to the installation and operation of its equipment.

This Agreement will supersede any and all previous Agreements made between Lessor and Lessee for this site.

Lessee's FCC License/Callsign:                             Expiration Date:
                               -------------------------                    ---------------
          Lessee owned antenna(s)     OR                  Multiplexer  port of Lessor's antenna
---------                                  --------------
A)   TO BE MOUNTED ON THE TOWER:    No. of Antennas:            No. of Feedlines:
                                                    -----------                   ------------
     Ant #1:  Mounting Height:                   feet         Tower leg:
                               -----------------                         -------------
         Antenna Mfg/Model:                                 Length:
                            -------------------------------         --------
                  Antenna  Mount:
                                  ------------------------------------------
                           Feedline Mfg/Type:                               Diameter:
                                              -----------------------------           -----------
     Ant #2:  Mounting Height:                   feet         Tower leg:
                               -----------------                        -----------------
         Antenna Mfg/Model:                                                 Length:
                            -----------------------------------------------         --------------
                  Antenna Mount:
                                 -------------------------------------------
                           Feedline Mfg/Type:                                    Diameter:
                                              ----------------------------------           ----------
 B)  TO BE INSTALLED IN BUILDING:

     Equipment Mfg/Model #:                                                            Type(Terminal, Transmitter, Repeater, etc.):
                            ----------------------------------------------------------
                                                     Number of Channels:               Power:                   W
------------------------------------------                               -------------        -----------------
     Number of Cabinets:                     Floorspace required:
                         -----------------                        ---------------------
     Transmit Frequencies:             ,             ,             ,            ,             ,              ,
                          -------------  ------------  ------------  -----------  ------------  -------------   -------------
Receive Frequencies:                 .               ,                ,               ,                ,               ,
                     ----------------  --------------  ---------------  --------------  ---------------  --------------
     Filters/Duplexers:
                         ----------------------------------------------------------

C)          SPACE FOR SATELLITE ANTENNAS & OTHER ANCILLARY SYSTEMS:

     Description:                                                   Size:
                   -------------------------------------------------      ---------------
     Pole-Mounted (Preferred):       Tower Mounting Hgt (if ground space unavail):
                               -----                                                ---------
     Mfg/Model :
                 ----------------------------------------------------------------------------
NOTES:
         ------------------------------------------------------------------------------------

         ------------------------------------------------------------------------------------

                                       LESSOR:

                                       PINNACLE TOWERS INC.
                                       a Delaware corporation


WITNESS:                               By:
         -----------------------           ---------------------------------
                                           Name:
                                                 ---------------------------
                                           Title:
                                                 ---------------------------
WITNESS:
         ------------------------
                                        Date:
                                              -------------------------------


                                        LESSEE:

                                        TELETOUCH COMMUNICATIONS, INC.,
                                        a ____________ corporation


WITNESS:                                By:
         ------------------------          -----------------------------------
                                           Name:
                                                ------------------------------
                                           Title:
                                                 -----------------------------

WITNESS:
         ------------------------
                                           Date:
                                                 -----------------------------

                                  EXHIBIT "E"
                                  -----------

                                  Land Leases
                                  -----------

                 [The Next 3 Pages Intentionally Left Blank.]

                                  EXHIBIT "F"
                                  -----------

                               Rental Allocation
                               -----------------

                           PURCHASE PRICE ALLOCATION


                [The Next 2 Pages Are Intentionally Left Blank.]